Exhibit 10.1

INSERT THERAPEUTICS, INC.

SUBSCRIPTION AGREEMENT

TABLE OF CONTENTS

SUBSCRIPTION AGREEMENT			1

1.	Purchase and Sale of Units		1
	1.1	Sale and Issuance of Units	1
	1.2	Closing	1

2.	Representations and Warranties of the Company		2
	2.1	Organization, Good Standing and Qualification	2
	2.2	Capitalization and Voting Rights	2
	2.3	Subsidiaries	3
	2.4	Authorization	3
	2.5	Valid Issuance of Preferred and Common Stock	4
	2.6	Governmental Consents	4
	2.7	Offering	4
	2.8	Litigation	4
	2.9	Proprietary Information Agreements	5
	2.10	Patents and Trademarks	5
	2.11	Compliance with Other Instruments	5
	2.12	Agreements; Action	5
	2.13	Related-Party Transactions	6
	2.14	No Undisclosed Liabilities	6
	2.15	Permits	6
	2.16	Environmental and Safety Laws	6
	2.17	Disclosure	7
	2.18	Registration Rights	7
	2.19	Title to Property and Assets	7
	2.20	Labor Agreements and Actions	7

3.	Representations and Warranties of each Investor		7
	3.1	Authorization	7
	3.2	Purchase Entirely for Own Account	8
	3.3	Disclosure of Information	8
	3.4	Investment Experience	8
	3.5	Accredited Investor	8
	3.6	Restricted Securities	8

i.

	3.7	Legends	8

4.	Conditions of each Investor’s Obligations at Closing		9
	4.1	Representations and Warranties	9
	4.2	Performance	9
	4.3	Qualifications	9
	4.4	Proceedings and Documents	9
	4.5	Restated Certificate	9
	4.6	Joinder Agreement	9
	4.7	Investors’ Rights Agreement Amendment	9
	4.8	Preemptive Rights Offer Waiver	9

5.	Conditions of the Company’s Obligations		10
	5.1	Representations and Warranties	10
	5.2	Payment of Purchase Price	10
	5.3	Qualifications	10
	5.4	Preemptive Rights Offer Waiver	10

6.	Miscellaneous		10
	6.1	Survival	10
	6.2	Successors and Assigns	10
	6.3	Governing Law	10
	6.4	Titles and Subtitles	10
	6.5	Notices	11
	6.6	Finder’s Fee	11
	6.7	Aggregation of Stock	11
	6.8	Amendments and Waivers	11
	6.9	Severability	11
	6.10	Entire Agreement	11
	6.11	Counterparts; Facsimile Signatures	12

SCHEDULE A	Schedule of Exceptions

EXHIBIT A	Amended and Restated Certificate of Incorporation

EXHIBIT B	Joinder Agreement

EXHIBIT C	Investors’ Rights Agreement Amendment

EXHIBIT D	Warrant Agreement

ii.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made on             , 2006, among Insert Therapeutics, Inc., a Delaware corporation (the “Company”) and the undersigned investors party hereto (the “Investors”).

RECITALS

WHEREAS, Investors wish to purchase, and the Company wishes to sell, units (“Units”) at a purchase price of $1.00 per Unit, with each Unit shall consist of one share of the Company’s Series C-2 Preferred Stock (the “Series C-2 Preferred Stock”) and 40% warrant coverage (the “Warrant”) to purchase shares of the Company’s Series D Preferred Stock (the “Series D Preferred Stock,” and, together with the Units, the Series C-2 Preferred Stock and the Warrants, the “Securities”).

NOW, THEREFORE BE IT RESOLVED, in consideration of the mutual covenants, agreements and conditions, and upon acknowledgement of each of the parties of the receipt of valuable consideration, the parties herein agree as follows:

1. Purchase and Sale of Units.

1.1 Sale and Issuance of Units.

(a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”).

(b) Subject to the terms and conditions of this Agreement, Investors agree to purchase at the Closing (as defined herein), and the Company agrees to sell and issue to Investors at the Closing such number of Units listed on such Investor’s signature page hereto.

1.2 Closing. The purchase and sale of the Units hereunder shall take place at the offices of Arrowhead Research Corporation, at 1:00 P.M. on September     , 2006, or at such other time and place as the Company and Investors mutually agree upon orally or in writing (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to each Investor a certificate representing the Series C-2 Preferred Stock and a Warrant that such Investor is purchasing against payment of the purchase price therefor by wire transfer or certified or cashier’s check or checks (and in any event representing immediately available funds) or cancellation of indebtedness.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to Investors that, except as set forth on the Schedule of Exceptions (the “Schedule of Exceptions”) furnished to Investors prior to execution hereof and attached hereto as Schedule A, which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2 Capitalization and Voting Rights

(a) Authorized Stock. Immediately prior to the Closing, the authorized capital of the Company consists, or will consist, of:

(i) Preferred Stock. Fifty Million (50,000,000) shares of Preferred Stock, par value $0.0001 (the “Preferred Stock”), including:

Series A Preferred Stock, all of which has been fully converted into Common Stock and no shares remain outstanding. No shares of Series A Preferred Stock may be reissued by the Corporation.

Series B Preferred Stock, of which Twenty-One Million Seven Hundred Twenty-One Thousand Three Hundred Eighty-One (21,721,381) shares are the issued and outstanding. The rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series B Preferred Stock are set forth in the Restated Certificate.

Series C Preferred Stock, of which Four Million (4,000,000) shares are the issued and outstanding. The rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series C Preferred Stock are set forth in the Restated Certificate.

(ii) Common Stock. One Hundred Million (100,000,000) shares of Common Stock, par value $0.0001 (“Common Stock”), of which Seventeen Million Sixty Two Thousand Seven Hundred Two (17,062,702) shares are issued and outstanding.

(b) Valid Issuance. The outstanding shares of Preferred Stock and Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(c) Rights to Acquire. Except for (i) the conversion privileges of the Series C-2 Preferred Stock to be issued under this Agreement, (ii) the rights provided in Section 4 of that certain Investors’ Rights Agreement previously entered into as of June 4, 2004 by and among the Company, certain Investors and the other parties, thereto (as amended to date, the “Investors’ Rights Agreement”), (iii) the conversion privileges of the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, (iv) currently outstanding options to purchase Three Million Three Hundred Eighty Four Thousand Twenty Eight (3,384,028) shares of Common Stock granted to employees, consultants and/or directors pursuant to the Company’s 2000 Stock Option/Stock Issuance Plan (the “Option Plan”) and (v) Warrants issued under this Agreement, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company has reserved an additional Two Million Seven Hundred Sixty Four Thousand Seven Hundred Ninety Two (2,764,792) shares of its Common Stock for issuance under the Option Plan.

(d) Voting of Shares. Other than the Voting Agreement previously entered into as of June 4, 2004 by and among the Company, certain Investors and other parties thereto (as amended to date, the “Voting Agreement”), the Company is not a party or subject to any agreement or understanding and, to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

(e) Market Stand-Off / Right of First Refusal. To the Company’s best knowledge, all outstanding securities of the Company, including, without limitation, all outstanding shares of the capital stock of the Company, all shares of the capital stock of the Company issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that the Company is obligated to issue, are subject to (i) a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”) and (ii) a right of first refusal in favor of the Company with respect to any transfer of such securities.

2.3 Subsidiaries. Except for the ownership of 480,000 shares of Calando Pharmaceuticals, Inc., the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Joinder Agreement, in the form attached hereto as Exhibit B (the “Joinder Agreement”) and Amendment No. 2 to the Investors’ Rights Agreement, in the form attached hereto as Exhibit C (the “Investors’ Rights Agreement Amendment”) (collectively the “Related Agreements”) the performance of all obligations of the Company hereunder and thereunder, and the authorization, sale and issuance of the Series C-2 Preferred Stock and Warrants being sold hereunder, the Series D Preferred Stock issuable upon exercise of the Warrants and the Common Stock issuable upon conversion of the Series C-2 Preferred Stock and Series D Preferred Stock (upon issuance after exercise of the Warrants), has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Related Agreements may be limited by applicable federal or state securities laws.

2.5 Valid Issuance of Preferred and Common Stock. The Series C-2 Preferred Stock that is being purchased by Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, and the Series D Preferred Stock when issued upon exercise of the Warrants will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer (i) under this Agreement, the Investor’s Rights Agreement, the Voting Agreement and the Co-Sale and Right of First Refusal Agreement (each as amended), (ii) under applicable state and federal securities laws and (iii) otherwise imposed as a result of actions taken by Investors. The Common Stock issuable upon conversion of the Series C-2 Preferred Stock and Series D Preferred Stock (upon issuance after exercise of the Warrants) purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer (i) under this Agreement, the Investor’s Rights Agreement and the Voting Agreement (each as amended), (ii) under applicable state and federal securities laws and (iii) otherwise imposed as a result of actions taken by Investors.

2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements, except for such consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings which are not required to be obtained prior to the Closing, and such filings as are required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

2.7 Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Units as contemplated by this Agreement are exempt from the registration requirements of the Act, and the qualification or registration requirements of applicable state blue sky laws, as such registration requirements and laws currently exist.

2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the Related Agreements, or the right of the Company to enter into such agreements or to consummate the transactions contemplated hereby and thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

2.9 Proprietary Information Agreements. Each employee of the Company has executed a Proprietary Information and Inventions Agreement in substantially the form provided to Investors. The Company is not aware that any such employee is in violation thereof.

2.10 Patents and Trademarks. To its knowledge (but without having conducted any special investigation or search), the Company possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business, as now conducted and as presently proposed to be conducted (collectively, the “Intellectual Property”), without any conflict with or infringement of the valid rights of others, except for Intellectual Property that the Company does not now possess, but that the Company reasonably believes can be acquired on commercially reasonable terms. The Company has not received any notice of infringement upon or conflict with the asserted rights of others with respect to Intellectual Property. To the Company’s knowledge, all of the issued patents to which the Company has an exclusive license or right to use are valid and enforceable.

2.11 Compliance with Other Instruments. The Company is not in violation of any material provision of its Restated Certificate or Bylaws nor, to its knowledge, of any instrument, judgment, order, writ, decree or contract, statute, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company. The execution, delivery and performance of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

2.12 Agreements; Action.

(a) Except for agreements explicitly contemplated hereby, there are no agreements or understandings between the Company and any of its officers, directors, affiliates or any affiliate thereof.

(b) There are no agreements, understandings, instruments, contracts, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company, in excess of $10,000, other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business, or (ii) provisions materially restricting the development, manufacture or distribution of the Company’s products or services.

(c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.

(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments and contracts involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

2.13 Related-Party Transactions. No employee, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company’s knowledge, other than in Arrowhead or in any of Arrowhead’s subsidiaries, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

2.14 No Undisclosed Liabilities. Except as set forth in the consolidated financial statements of Arrowhead Research Corporation at June 30, 2006 and for the three months then ended, the Company does not have any liabilities (whether accrued, absolute, unliquidated, contingent or otherwise, whether or not known to the Company, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing or any state of facts existing at or prior to the Closing other than (i) liabilities and obligations that have arisen after June 30, 2006 in the ordinary course of business (none of which is material and none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), and (ii) obligations under contracts and commitments incurred in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

2.15 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as proposed to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.16 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.17 Disclosure. The Company has fully provided Investors with all the information that such Investors have requested for deciding whether to purchase the Units. Neither this Agreement (including all the exhibits and schedules hereto) nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

2.18 Registration Rights. Except as provided in the Investors’ Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

2.19 Title to Property and Assets. The property and assets used by the Company in its business are owned by the Company free and clear of all mortgages, liens, loans and encumbrances, except for (i) statutory liens for the payment of current taxes that are not yet delinquent, and (ii) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(ii).

2.20 Labor Agreements and Actions. The Company is not bound by or subject to any contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

3. Representations and Warranties of each Investor. Each Investor hereby represents, warrants and covenants that:

3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Related Agreements to which it is a party, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Related Agreements may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement, such Investor hereby confirms that the Securities will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Units. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Units and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Investor to rely thereon.

3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Units. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Units.

3.5 Accredited Investor. Such Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations, such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities or an available exemption from registration under the Act, the Series C-2 Preferred Stock, the Warrants, the Series D Preferred Stock issued upon exercise of the Warrants (and any Common Stock issued on conversion of the Preferred Stock) must be held indefinitely.

3.7 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a) “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”

(b) Any legend required by applicable laws.

4. Conditions of each Investor’s Obligations at Closing. The obligations of each Investor under Section 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities in the Closing pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than such authorizations, approvals or permits or other filings which may be timely made after the Closing.

4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

4.5 Restated Certificate. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing.

4.6 Joinder Agreement. The Company, Investors and any other required parties shall have entered into the Joinder Agreement.

4.7 Investors’ Rights Agreement Amendment. The Company, certain Investors and any other required parties shall have entered into the Investors’ Rights Agreement Amendment.

4.8 Preemptive Rights Offer Waiver. The California Institute of Technology, and any other “Major Investors” (as defined in the Investors’ Rights Agreement), shall have waived their right of first offer under Section 4 of the Investors’ Rights Agreement, in connection with the transactions contemplated by this Agreement, in a form and manner satisfactory to Investors.

5. Conditions of the Company’s Obligations. The obligations of the Company to Investors under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

5.1 Representations and Warranties. The representations and warranties of each Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2 Payment of Purchase Price. Each Investor shall have delivered to the Company the purchase price specified in Section 1.1(b).

5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities in the Closing pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than such authorizations, approvals or permits or other filings which may be timely made after the Closing.

5.4 Preemptive Rights Offer Waiver. The California Institute of Technology, and any other “Major Investors” (as defined in the Investors’ Rights Agreement), shall have waived their right of first offer under Section 4 of the Investors’ Rights Agreement, in connection with the transactions contemplated by this Agreement, in a form and manner satisfactory to the Company.

6. Miscellaneous.

6.1 Survival. The warranties, representations and covenants of the Company and each Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any Investor or the Company.

6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto.

6.6 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction, except that the Company may pay third party finders or advisors up to an 8% finder’s fee for Units placed by such third party, with such fee paid in cash or in Units, in the Company’s sole and absolute discretion. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.7 Aggregation of Stock. All issued and outstanding shares of the Series C-2 Preferred Stock, Series D Preferred Stock and Common Stock issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.8 Amendments and Waivers. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock that is issuable or issued upon conversion of the issues and outstanding Series C-2 Preferred Stock and Series D Preferred Stock. Any amendment or waiver effected in accordance with this Section 6.7 shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding (including Securities into which such Securities are convertible), each future holder of all such Securities and the Company.

6.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties, and this Agreement supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to the subject matter hereof.

6.11 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, and by facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

INSERT THERAPEUTICS, INC. a Delaware corporation

By:	/s/ John G. Petrovich
John G. Petrovich
President

Address:	129 North Hill Ave. Pasadena, CA 91106

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

[Purchaser Signature Page to Subscription and Purchase Agreement]

I HEREBY REPRESENT THAT I HAVE READ AND UNDERSTOOD THE SUBSCRIPTION AGREEMENT.

Subscription: I hereby subscribe for the following number of Units at the Purchase Price indicated:

Dated:             , 2006

Total Purchase Price:

Total Units ($1.00/Unit):

_____________________________________________________

Please print the exact name(s) in which the shares should be held:

Print Name:
Signature:
Social Security # or Tax Id#:
Address:

City, State & Zip:
Phone:
Facsimile:
Email:

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]

SCHEDULE A

SCHEDULE OF EXCEPTIONS

The following are the exceptions of Insert Therapeutics, Inc. (the “Company”) to the representations and warranties as set forth in that certain Subscription Agreement (the “Agreement”) dated as of September     , 2006. The section numbers in this Schedule of Exceptions correspond to section numbers in the Agreement. Disclosure of any matters in this Schedule of Exceptions does not constitute an admission that such matter is necessarily required to be disclosed in order for any representation or warranty in the Agreement to be true and correct to the extent required in the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Section 2.12(b)

Convertible Promissory Notes, dated as of April 28, 2006, May 26, 2006, July 20, 2006, August 2, 2006 and Aug 24, 2006, issued to Arrowhead Research Corporation in the aggregate principal amount of $2,000,000.

Section 2.12(b)

License Agreement with Calando Pharmaceuticals, Inc. dated as of March 14, 2005, as amended.

Section 2.12(c)

License Agreement with Calando Pharmaceuticals, Inc. dated as of March 14, 2005, as amended.

EXHIBIT A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

EXHIBIT B

JOINDER AGREEMENT

EXHIBIT C

INVESTORS’ RIGHTS AGREEMENT AMENDMENT